UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 05/19/2005

C. H. ROBINSON WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8100 Mitchell Road, Eden Prairie, MN 55344

(Address of Principal Executive Offices, Including Zip Code)

952-937-8500

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Agreement

At the Annual Stockholders’ Meeting held on May 19, 2005, the stockholders of C.H. Robinson Worldwide, Inc. approved the C.H. Robinson Worldwide, Inc. 2005 Management Bonus Plan (the “2005 Bonus Plan”), and amended and restated the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan (the “Omnibus Stock Plan”). The complete text of the Plans is attached in Appendices to the Proxy Statement on Form DEF14A filed on April 15, 2005. The following summary is qualified in its entirety by reference to these Appendices.

Terms of 2005 Management Bonus Plan

The 2005 Bonus Plan is designed to reward executive officers and key employees only if specific, objective, predetermined performance goals are achieved during a performance period. The 2005 Bonus Plan is designed so that compensation paid to certain designated executives under the Plan will be tax deductible by the company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits to $1,000,000 the amount that a company can deduct each year for compensation paid to its chief executive officer and four other most highly compensated executive officers. However, “qualified performance-based compensation” is not subject to this deductibility limit. The 2005 Bonus Plan contains provisions that are necessary for the incentive payments made to designated executives under the Plan to qualify as performance-based compensation. This includes the requirement that C.H. Robinson’s stockholders approve the business criteria the performance goals are based upon, and a limit on the maximum amount that may be paid to a designated executive for any performance period.

Eligibility

Participation in the 2005 Bonus Plan is limited to executive officers and other key employees selected by the Compensation Committee.

Administration

The 2005 Bonus Plan is administered by the Compensation Committee, which consists solely of “outside directors” within the meaning of Section 162(m) of the Code. On or prior to the 90th day of each performance period under the 2005 Bonus Plan, the Compensation Committee must designate the 162 (m) officers and other participants, set the performance factors and the award schedules for the applicable performance period, and determine the other terms and conditions of the awards. Under the 2005 Bonus Plan, the Compensation Committee is required to certify that the applicable performance factors have been met prior to payment of the corresponding award amounts to participants in any particular performance period. The Compensation Committee also has the authority to interpret the 2005 Bonus Plan and establish rules and make any determinations for the administration of the Plan.

The Compensation Committee may delegate any of its powers and duties under the 2005 Bonus Plan to one or more of the company’s officers or a committee of such officers, unless such delegation would cause the 2005 Bonus Plan to fail to comply with the provisions of Section 162(m) of the Code. In addition, the Compensation Committee may not delegate its power to make determinations regarding awards for executive officers.

Determination of Incentive Awards and Payment

Awards granted to participants under the 2005 Bonus Plan are specified as a dollar amount or percentage, as determined by the Compensation Committee. The right to receive payment of any award will be based solely on the attainment of one or more specific, objective, predetermined performance factors selected by the Compensation Committee within the first 90 days of a performance period. For the Chief Executive Officer and other 162(m) officers, performance factors will be based solely on one or more of the following business criteria: sales values, margins, volume, cash flow, stock price, market share, revenue, sales, earnings per share, profits, income from operations, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, pre-tax income, return on equity or costs, return on invested or average capital employed, economic value, or cumulative total return to stockholders.

Performance factors may relate to a particular individual, an identifiable business unit or the company as a whole. Under the 2005 Bonus Plan, the Compensation Committee may designate other performance criteria for awards to participants who are not 162(m) officers of C.H. Robinson.

The maximum amount of an incentive payment that may be paid to any participant pursuant to the 2005 Bonus Plan for any performance period may not exceed 2% of the company’s pre-tax income, as reported in the company’s audited financial statement for the prior fiscal year. Once awards have been granted, the Compensation Committee may not increase the payment to any 162(m) officer for any performance period, but has discretion to reduce the amount of an incentive payment that would otherwise be payable if the performance criteria have been met. The Compensation Committee has the discretion to increase or decrease the amount of any incentive payment otherwise payable to any participant who is not a 162(m) officer.

Participants will receive all of their incentive payment in the form of cash. Participants may also elect to defer any cash incentive payments in accordance with any available deferred compensation plan.

Amendment and Termination

The C.H. Robinson Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Bonus Plan, without the approval of the stockholders of the company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the company. The 2005 Bonus Plan will terminate by its terms on December 31, 2009. No awards may be granted under the 2005 Bonus Plan after it terminates, but outstanding awards may extend beyond termination unless otherwise expressly provided in the 2005 Bonus Plan.

Amendments to Omnibus Stock Plan

The Omnibus Stock Plan, as amended and restated, contains provisions that are necessary for performance awards made under the Omnibus Stock Plan to qualify as performance-based compensation, as explained above.

Performance awards give recipients the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria: sales values, margins, volume, cash flow, stock price, market share, revenue, sales, income from operations, earnings per share, profits, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, pre-tax income, return on equity or costs, return on invested or average capital employed, economic value, or cumulative total return to stockholders. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. The aggregate dollar value of performance awards paid to any recipient in any calendar year may not exceed the greater of 500,000 shares or $10,000,000.

In addition to the amendments described above, the stockholders at the Annual Stockholders’ Meeting approved certain limits on awards granted to non-employee directors and certain limits on stock grants under the Omnibus Stock Plan. Non-employee directors will not be granted awards in the aggregate of more than 5% of shares available for awards under the Omnibus Stock Plan, and with certain exceptions for service on committees and upon initial appointment to the Board, any awards to non-employee directors will be made on an equal basis to all non-employee directors. No more than 500,000 shares of Common Stock will be available for issuance pursuant to grants of restricted stock, restricted stock units and other stock grants under the Omnibus Stock Plan.

Item 7.01. Regulation FD Disclosure

C. H. Robinson Worldwide, Inc. announced that on May 19, 2005, its Board of Directors declared a regular quarterly cash dividend of $0.15 per share payable on July 1, 2005, to shareholders of record on June 10, 2005. The press release is attached as an exhibit to this report.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: May 25, 2005.	By:	/s/ Linda U. Feuss
Linda U. Feuss
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 19, 2005